UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 20, 2023

Sprott ESG Gold ETF

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-264576	86-6647708
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

320 Post Road, Suite 230,

Darien, CT 06820

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 636-0977

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL(S)	NAME OF EACH EXCHANGE ON WHICH REGISTERED
Units of Beneficial Interest	SESG	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 19, 2023, Sprott Asset Management LP (the “Sponsor”) notified NYSE Arca, Inc. (the “Exchange”) of its decision to voluntarily close, de-list and liquidate Sprott ESG Gold ETF (the “Trust”) and to withdraw the shares thereof from registration under the Securities Exchange Act of 1934, as amended. As of the close of regular trading on November 9, 2023 (the “Closing Date”), the Trust will no longer accept creation and redemption orders and the shares of the Trust will not be traded on the Exchange. Therefore, beginning on the Closing Date, there can be no assurance that there will be a market for the Trust’s shares.

Between the Closing Date and November 17, 2023 (the “Liquidation Date”), the Trust will begin the process of liquidating its portfolio. As a result, the Trust will no longer be managed in accordance with its investment objectives and strategy referenced in the Trust’s prospectus. Proceeds of the liquidation, after deducting any fees, expenses, taxes or other charges payable by the Trust in accordance with the terms of the Amended and Restated Trust Agreement governing the Trust, are currently scheduled to be distributed pro rata to shareholders on or about the Liquidation Date.

Any shareholders remaining in the Trust on the Liquidation Date will automatically have their shares redeemed for cash at the net asset value as of the Liquidation Date. As calculated on the Liquidation Date, the Trust’s net asset value will reflect the costs of closing the Trust. The cash distribution will be deposited into the cash portion of shareholders’ brokerage accounts. These cash distributions are taxable events, and shareholders should consult their tax advisors about potential tax consequences.

The Sponsor announced the foregoing closure, de-listing and liquidation via a press release dated September 20, 2023. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.

The Sponsor intends to file a post-effective amendment on behalf of the Trust to terminate the offering of the registered and unsold shares of the Trust. The Exchange will file a Form 25 with the Securities and Exchange Commission (“SEC”) to effectuate the withdrawal of the listing of the Trust from the Exchange. Delisting from the Exchange will become effective 10 days after the filing date of the Form 25. Provided that the Trust continues to meet the applicable legal requirements, the Sponsor intends to file a Form 15 on behalf of the Trust with the SEC in December 2023. The Sponsor expects the termination of registration will become effective 90 days after the date of the filing of the Form 15 with the SEC.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1            Press Release dated September 20, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned in the capacities* thereunto duly authorized.

Sprott Asset Management LP
Sponsor of Sprott ESG Gold ETF
(Registrant)

Date: September 20, 2023	/s/ John Ciampaglia
John Ciampaglia*
Chief Executive Officer

*The Registrant is a trust and the person is signing in his capacity as an officer of Sprott Asset Management LP, the Sponsor of the Registrant.